UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

110 Turnpike Road, Suite 203
Westborough, Massachusetts		01581
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 871-7046

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company (“Northern Border Pipeline”).  The remaining 70% is owned by Northern Border Partners, L.P., a publicly traded limited partnership controlled by ONEOK, Inc.

We have been advised by Northern Border Pipeline that as required by the provisions of the settlement of their last rate case, on November 1, 2005, they have filed a rate case with the Federal Energy Regulatory Commission (FERC).  Under the rate case filing Northern Border Pipeline proposes an increase in its rates; a change to its rate design approach with a supply zone and market area utilizing a fixed rate and a dekatherm-mile rate, respectively; a compressor usage surcharge primarily to recover costs related to powering electric compressors; and implementation of a short-term, firm-service rate structure on a prospective basis.  They have further advised that they have proposed an increase in overall revenues of 7.8%.

Northern Border’s filing incorporates an overall cost of capital of 10.56 % based on a rate of return on equity of 14.2%; an increase in the depreciation rate for transmission plant from 2.25 % to 2.84 % and the institution of a negative salvage rate of 0.59 % and a decrease in the billing determinants. Also included in the filing is the continuation of the inclusion of income taxes in the calculation of their rates.

Northern Border Pipeline has stated that they cannot predict the FERC and intervening parties’ positions on the proposed changes, and they are anticipating opposition and that by early December 2005, the FERC will issue an order which will identify the issues raised in the proceeding and accept the proposed rates but suspend their effectiveness until May 1, 2006, at which time the new rates would be collected subject to refund until final resolution of the rate case.  Northern Border Pipeline has indicated they expect the FERC will set issues for hearing and unless they are able to reach a settlement with the FERC staff and their customers, final resolution of this matter may not occur until 2007.

Forward-Looking Statement

The statements above that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Although Northern Border Pipeline believes that its expectations regarding future events are based on reasonable assumptions within the bounds of its knowledge of its business, Northern Border Pipeline has advised us that it can give no assurance that its goals will be achieved or that its expectations regarding future developments will be realized.  Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include:

•                  the impact of unsold capacity on Northern Border Pipeline being greater than expected;

•                  the ability to market pipeline capacity on favorable terms, which is affected by:

                        •                   future demand for and prices of natural gas;

                        •                   competitive conditions in the overall natural gas and electricity markets;

                        •                   availability of supplies of Canadian natural gas;

                        •                   availability of additional storage capacity; weather conditions; and

                        •                   competitive developments by Canadian and U.S. natural gas transmission peers;

•                  performance of contractual obligations by the shippers;

•                  political and regulatory developments that impact FERC, proceedings involving interstate pipelines and the interstate pipelines’ success in sustaining their positions in such proceedings;

•                  the ability to recover costs of property, plant and equipment and regulatory assets in its rates;

•                  developments in the December 2, 2001 filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting its settled claims; and

•                  acts of nature, sabotage, terrorism or other similar acts causing damage to its facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

Date: November 1, 2005	By:	/s/ AMY W. LEONG
Amy W. Leong
Controller